Exhibit 99.1

Intellinetics Grows 2024 First Quarter Revenues 7.7%, Grows SaaS Revenue 13.5%

COLUMBUS, OH – May 14, 2024 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three months ended March 31, 2024, the first quarter of 2024.

2024 First Quarter Financial Highlights

●	Total Revenue increased 7.7% over the same period in 2023; the growth in the first quarter was fully organic.
●	Software as a Service revenue increased 13.5% over the same period in 2023.
○	“IPAS” (IntelliCloud Payables Automation System) continued its commercialization; live reference accounts doubled to 4 in the quarter and they are running smoothly. An additional 5 are scheduled to go live in Q2 2024.
●	Professional services revenue increased 7.9% over the same period in 2023.
●	The Company expensed a $397,901 charge in the quarter related to restricted stock awards. Under U.S. GAAP, this charge is reflected in G&A expenses, of which $328,376 is non-cash.
●	Inclusive of the $397,901 charge for restricted stock, net loss was $174,714, or $0.04 net loss per basic and fully diluted share, compared to net income of $112,563, or $0.03 per basic and fully diluted share, for the same period in 2023.
●	Adjusted EBITDA increased 6.9% to $673,362, compared to $629,879 from the same period in 2023.
●	Ended the quarter with $1,279,556 dollars in debt principal, net of cash, down from $1.7 million at December 31, 2023 after paying down an additional $500,000 in the quarter as a pre-payment.

	For the Quarter ended March 31,
	2024	2023

Revenues:
Sale of software	$5,779	$15,293
Software as a service	1,405,153	1,238,432
Software maintenance services	357,983	349,542
Professional services	2,479,678	2,299,289
Storage and retrieval services	258,491	284,277
Total revenues	$4,507,084	$4,186,833

James F. DeSocio, President & CEO of Intellinetics, stated, “Demand for our SaaS offerings across our organization continues to grow, and the market reception to our IPAS, a new product we have that we believe is our most exciting driver of shareholder value, continues to roll out well. Overall, SaaS revenue grew 13.5% and recurring revenue grew 12.2%, with just a modest, early contribution from IPAS. This progress has given management the confidence to increase developmental efforts to drive IPAS deeper and wider into our existing customer channels. For example, we will be launching a K-12 IPAS pilot this summer. IPAS is saving customers money almost immediately upon implementation, providing a compelling economic return; our reference accounts are happy, and that will drive adoption, which is in its infancy. These are very early days; we believe that IPAS has a very large market opportunity in the long run and is a ‘company maker’ if we execute correctly.”

“The professional services and storage and retrieval services business continues to generate positive contribution margin,” continued DeSocio. “However, we anticipate a long-standing customer, our largest, will take steps to shift certain tasks performed by our document conversion business from one office location to another location in a way that could reduce annual revenue of our document conversion segment, starting in Q4 2024. Our management team believes the total value proposition which we provide our customer is substantial, that the customer understands that the timely and accurate execution of the tasks we perform are extremely important to it, and hence the company intends to educate and negotiate in good faith with the customer to pursue a mutually agreeable outcome.”

“We plan to maintain the storage and retrieval and document conversion (or scanning) business streams, while focusing the majority of our growth-oriented investments in sales, marketing, and research and development into SaaS solutions to accelerate our organic growth in recurring revenue,” added DeSocio. “This is expected to accelerate the trends we have demonstrated for several quarters, with recurring revenue growth outpacing consolidated revenue growth and a more pronounced shift to a SaaS-centric company.”

“As noted in our fourth quarter conference call in March, we prepaid $500,000 of our long-term debt,” continued DeSocio. “We intend to prepay an additional $325,000 of our debt principal this month, which leaves the remaining debt principal balance of approximately $2.1 million due December 31, 2025.”

“Lastly, there was a substantial, $397,901 expense in the first quarter, of which $328,375 was non-cash and $375,231 was one-time, reflecting the accounting treatment of our team’s restricted stock compensation,” concluded DeSocio. “The Board of Directors believes that aligning management and shareholders is an important part of our overall compensation, and my team is highly motivated to create shareholder value.”“

Summary – 2024 First Quarter Results

Revenues for the three months ended March 31, 2024 were $4,507,084, an increase of 7.7%, as compared with $4,186,833 for the same period in 2023. This organic increase was driven by an 13.5% increase in SaaS revenue, and a 7.9% increase in professional services fees, partially offset by lower sales of storage and retrieval and modest growth, at 2.4% as expected, in software maintenance services. Recurring revenue grew 12.2% and now represents 61% of total revenue.

Total operating expenses increased 24.2% to $2,934,124, compared to $2,361,840, driven by a $397,901 charge for restricted stock awards, as well as depreciation and amortization expenses (all non-cash expenses, except for $69,525 related to withholding taxes for the restricted stock awards). Loss from operations (inclusive of the restricted stock award charge) was $34,480 compared to income from operations of $283,999 in the first quarter last year.

Intellinetics reported a net loss of $174,714 compared to net income of $112,563 for the same period in 2023. Basic and diluted net loss per share for the three months ended March 31, 2024 was $(0.04), compared to net income per share of $0.03 per basic and fully diluted share for the period ended March 31, 2023. Adjusted EBITDA was $673,362 compared to $629,879 in 2023.

2024 Outlook

Based on management’s current plans and assumptions, the Company reiterated expectations that it will grow revenues on a year-over-year basis for the fiscal year 2024. Regarding Adjusted EBITDA, the Company is revising its guidance in expectation that Adjusted EBITDA for 2024 will be at or slightly less than 2023 levels.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through May 28, 2024 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13746580.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including fourth quarter and full year results; organic revenue growth from both new and existing customers; market share, growth of our markets, and better results due to price increases; sustainable profitability; the rollout and success of new products, including IPAS; continued growth of SaaS revenue; cross-selling efforts and other synergies associated with our acquisition of Yellow Folder; expansion of relationships with key customers; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended March 31,
	2024	2023
Net (loss) income - GAAP	$(174,714)	$112,563
Interest expense, net	140,234	171,436
Depreciation and amortization	264,010	227,718
Stock-based compensation	443,832	118,162
Adjusted EBITDA	$673,362	$629,879

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the Three Months Ended March 31,
	2024	2023
Revenues as reported:
Sale of software	$5,779	$15,293
Software as a service	1,405,153	1,238,432
Software maintenance services	357,983	349,542
Professional services	2,479,678	2,299,289
Storage and retrieval	258,491	284,277
	$4,507,084	$4,186,833
Revenues - recurring only:
Sale of software - recurring	$-	$-
Software as a service - recurring	1,335,444	1,177,333
Software maintenance services - recurring	357,983	349,542
Professional services - recurring	812,066	669,685
Storage and retrieval - recurring	222,690	235,001
	$2,728,183	$2,431,561
Revenues - non-recurring only:
Sale of software - non-recurring	$5,779	$15,293
Software as a service - non-recurring	69,709	61,099
Software maintenance services - non-recurring	-	-
Professional services - non-recurring	1,667,612	1,629,604
Storage and retrieval - non-recurring	35,801	49,276
	$1,778,901	$1,755,272

Total recurring and non-recurring revenues	$4,507,084	$4,186,833

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended March 31,
	2024	2023

Revenues:
Sale of software	$5,779	$15,293
Software as a service	1,405,153	1,238,432
Software maintenance services	357,983	349,542
Professional services	2,479,678	2,299,289
Storage and retrieval services	258,491	284,277
Total revenues	4,507,084	4,186,833

Cost of revenues:
Sale of software	5,065	8,181
Software as a service	215,992	220,640
Software maintenance services	15,710	16,716
Professional services	1,284,063	1,187,116
Storage and retrieval services	86,610	108,341
Total cost of revenues	1,607,440	1,540,994

Gross profit	2,899,644	2,645,839

Operating expenses :
General and administrative	2,128,493	1,554,611
Sales and marketing	541,621	579,511
Depreciation and amortization	264,010	227,718

Total operating expenses	2,934,124	2,361,840

(Loss) income from operations	(34,480)	283,999

Interest expense, net	(140,234)	(171,436)

Net (loss) income	$(174,714)	$112,563

Basic net (loss) income per share:	$(0.04)	$0.03
Diluted net (loss) income per share:	$(0.04)	$0.03

Weighted average number of common shares outstanding - basic	4,113,621	4,073,757
Weighted average number of common shares outstanding - diluted	4,113,621	4,392,459

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$1,184,944	$1,215,248
Accounts receivable, net	1,931,342	1,850,375
Accounts receivable, unbilled	1,286,457	1,320,837
Parts and supplies, net	93,090	110,272
Contract assets	130,829	140,165
Prepaid expenses and other current assets	402,444	367,478
Total current assets	5,029,106	5,004,375

Property and equipment, net	880,740	924,257
Right of use assets, operating	2,461,680	2,532,928
Right of use assets, finance	292,298	219,777
Intangible assets, net	3,781,761	3,909,338
Goodwill	5,789,821	5,789,821
Other assets	680,780	645,764
Total assets	$18,916,186	$19,026,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$278,486	$194,454
Accrued compensation	558,191	337,884
Accrued expenses	262,050	164,103
Lease liabilities, operating - current	779,741	712,607
Lease liabilities, finance - current	64,429	49,926
Deferred revenues	2,583,207	2,927,808
Notes payable - current	325,000	-
Total current liabilities	4,851,104	4,386,782

Long-term liabilities:
Notes payable - net of current portion	1,438,032	2,209,242
Notes payable - related party	567,407	560,602

Lease liabilities, operating - net of current portion	1,803,213	1,942,970
Lease liabilities, finance - net of current portion	236,591	175,943
Total long-term liabilities	4,045,243	4,888,757
Total liabilities	8,896,347	9,275,539

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,113,621 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	4,114	4,114
Additional paid-in capital	31,285,462	30,841,630
Accumulated deficit	(21,269,737)	(21,095,023)
Total stockholders’ equity	10,019,839	9,750,721
Total liabilities and stockholders’ equity	$18,916,186	$19,026,260

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net (loss) income	$(174,714)	$112,563
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	264,010	227,718
Bad debt (recovery) expense	(14,588)	20,102
Amortization of deferred financing costs	60,595	49,997
Amortization of debt discount	-	11,378
Amortization of right of use assets, financing	16,768	6,709
Share based compensation	443,832	118,162
Changes in operating assets and liabilities:
Accounts receivable	(66,379)	(81,542)
Accounts receivable, unbilled	34,380	(291,332)
Parts and supplies	17,182	(8,234)
Prepaid expenses and other current assets	(25,630)	(1,931)
Accounts payable and accrued expenses	402,286	229,849
Operating lease assets and liabilities, net	(1,375)	3,992
Deferred revenues	(344,601)	(571,788)
Total adjustments	786,480	(286,920)
Net cash provided by (used in) operating activities	611,766	(174,357)

Cash flows from investing activities:
Capitalization of internal use software	(109,621)	(112,208)
Purchases of property and equipment	(18,311)	(22,361)
Net cash used in investing activities	(127,932)	(134,569)

Cash flows from financing activities:
Payment of earnout liabilities	-	(700,000)
Principal payments on financing lease liability	(14,138)	(5,467)
Repayment of notes payable	(500,000)	(262,950)
Net cash used in financing activities	(514,138)	(968,417)

Net decrease in cash	(30,304)	(1,277,343)
Cash - beginning of period	1,215,248	2,696,481
Cash - end of period	$1,184,944	$1,419,138

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$88,935	$116,110
Cash paid during the period for income taxes	$956	$2,499

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for finance lease liability	$89,289	$-